SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 13, 2003



                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)




    Maryland                      1-7172                           13-2755856
-------------------------------------------------------------------------------
(State or other            (Commission file No.)                  (IRS Employer
  jurisdiction of                                                     I.D. No.)
  incorporation)


    60 Cutter Mill Road, Suite 303, Great Neck, New York             11021
    ------------------------------------------------------------------------
              (Address of principal executive offices)            (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------


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Item 9. Regulation FD Disclosure. (The information provided herein is being provided under Item 12 of Form 8-K, Results of Operations and Financial Condition).

         Attached hereto as an exhibit is a copy of a Press Release issued by the registrant on May 13, 2003. The Release which is being furnished to the Securities and Exchange Commission, discloses information regarding the registrant's results of operations for the three and six months ended March 31, 2003 and its financial condition at March 31, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                BRT REALTY TRUST



Date:     May 14, 2003                By:  /s/ Simeon Brinberg
                                      -----------------------------------
                                      Simeon Brinberg
                                      Secretary

                                BRT REALTY TRUST
                         60 Cutter Mill Road, Suite 303
                              Great Neck, NY 11021
                            Telephone (516) 466-3100
                               Fax (516) 466-3132


                                BRT REALTY TRUST
                         ANNOUNCES RESULTS OF OPERATIONS
               FOR THE QUARTER AND SIX MONTHS ENDED MARCH 31, 2003

Great Neck, New York, May 13, 2003 -- BRT Realty Trust (NYSE:BRT) today announced that for the three months ended March 31, 2003 it had total revenues of $3,514,000 and net income of $2,205,000, or $0.29 per share on a diluted basis. Net income for the three months ended March 31, 2003 includes a net realized gain on sale of available-for-sale securities of $146,000, or $.02 per share. This compares with total revenues, net income and net income per share on a diluted basis of $3,931,000, $3,343,000 and $.44 per share, respectively, for the three months ended March 31, 2002. Net income for the three months ended March 31, 2002 includes $500,000 of revenues, $.07 per share, from the reversal of a previously provided provision and a net gain on sale of real estate assets of $607,000, or $.08 per share. If the net gains on sale of available-for-sale securities in the 2003 quarter and the reversal of the previously provided provision and the net gain on sale of real estate assets in the 2002 quarter are not taken into account, revenues, net income and net income per share for the quarter ended March 31, 2003 would be $3,514,000, $2,059,000 and $.27, respectively, and for the quarter ended March 31, 2002, $3,431,000, and $2,236,000, and $.29, respectively. The weighted average number of common shares outstanding on a diluted basis was 7,571,689 and 7,581,711 for the three months ended March 31, 2003 and 2002, respectively.

BRT also announced that for the six months ended March 31, 2003 it had total revenues of $7,644,000 and net income of $5,041,000, or $.67 per share on a diluted basis. Net income for the six months ended March 31, 2003 includes a net gain on sale of real estate assets and gain on sale of available-for-sale securities of $341,000, or $.04 per share. For the six months ended March 31, 2002, BRT reported total revenues of $8,624,000 and net income of $6,799,000, or $.91 per share on a diluted basis. The six months ended March 31, 2002 includes $500,000 of revenues, or $.07 per share, from the reversal of a previously provided provision and a net gain on sale of real estate assets of $607,000, or $.08 per share. If the gains from sale of securities and real estate assets in the 2003 six month period and the reversal of the previously provided provision and the net gain on sale of real estate assets in the 2002 six month period are not taken into account revenues, net income and net income per share for the six months ended March 31, 2003 would be $7,644,000, $4,700,000 and $.63, respectively, and for the six months ended March 31, 2002 $8,124,000, $5,692,000, and $.76, respectively. The weighted average number of common shares outstanding on a diluted basis was 7,553,921 and 7,481,471 for the six months ended March 31, 2003 and March 31, 2002, respectively.

Commenting on the results of operations, Jeffrey Gould, President and Chief Executive Officer of BRT noted that interest and fees on real estate loans increased by $90,000, or 4%, quarter versus quarter. A decline in the average balance of loans outstanding quarter versus quarter, was more than offset by an increase in the average interest rate earned on the loan portfolio and an increase in fees on real estate loans.

Commenting further, Mr. Gould noted that for the six months ended March 31, 2003, interest and fees on loans decreased by $515,000, or 9%, primarily because of $1,182,000 of "additional" interest income generated from participating loans in the six months ending March 31, 2002. Mr. Gould noted that "additional" interest on participating loans is "non recurring" in nature. The 2003 six month period benefited from interest of $105,000 upon the payoff in full of a non-earning loan, an increase in the average balance of loans outstanding and an increase in the average interest rate earned on the loan portfolio.

Referring to expenses, Mr. Gould pointed out that total expenses were up modestly in both the three and six months ended March 31, 2003 as compared to the comparable periods in the prior fiscal year. For the three months ended March 31, 2003 BRT's total expenses were $1,476,000 as compared to $1,406,000 in the March 31, 2002 quarter, an increase of 5%. For the six months ended March 31, 2003 expenses totaled $3,018,000, an increase of 3%, over the $2,925,000 of expenses for the six months ended March 31, 2002. Interest expense increased $4,000, or 18%, quarter versus quarter and $91,000, or 210%, six months versus six months due to increased fees in the March 31, 2003 quarter on BRT's margin account and an increase in outstanding borrowings for the six months ending March 31, 2003. At March 31, 2003 all borrowings had been paid down to zero. BRT also incurred increased taxes in the March 31, 2003 quarter ($58,000 or 101%) and in the March 31, 2003 six month period ($37,000 or 18%), representing payment of federal excise taxes based on income generated but not yet distributed. There were increases and decreases in various other expense items, none of which, individually, is significant.

BRT Realty Trust is a mortgage-oriented real estate investment trust.

Certain information contained herein is forward looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact:  Simeon Brinberg - (516) 466-3100






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

                                BRT REALTY TRUST
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                    (In Thousands, except for Per Share Data)

                                                                     Three Months Ended                 Six Months Ended
                                                                         March 31,                           March 31,
                                                                         ---------                           --------
                                                                    2003            2002              2003              2002
                                                                    ----            ----              ----              ----


Revenues                                                           $3,514          $3,931            $7,644            $8,624

Expenses                                                            1,476           1,406             3,018             2,925
                                                                   ------          ------            ------             -----
Income before gain on sale of real estate
   assets and available-for-sale securities                         2,038           2,525             4,626             5,699

Equity in earnings of unconsolidated entities                          31             221                94               513
Net gain on sale of real estates assets                                 -             607               195               607
Net realized gain on sale of available-for
     -sale securities                                                 146               -               146                 -
                                                                   ------          ------            ------            ------

Income before minority interest                                     2,215           3,353             5,061             6,819

Minority interest                                                     (10)            (10)              (20)              (20)
                                                                   ------          ------            ------            -----

Net income                                                         $2,205          $3,343            $5,041            $6,799
                                                                   ======          ======            ======            ======

Income per share of beneficial interest:

Basic earnings per share                                           $  .30          $  .45            $  .68            $  .92
                                                                   ======          ======            ======            ======

Diluted earnings per share                                         $  .29          $  .44            $  .67            $  .91
                                                                   ======          ======            ======            ======

Cash distributions per common share                                $  .30          $  .26            $  .60            $  .50
                                                                   ======          ======            ======            ======


Weighted average number of common shares outstanding:

Basic                                                           7,460,282       7,380,000         7,433,444         7,360,454
                                                                =========       =========         =========         =========
Diluted                                                         7,571,689       7,581,711         7,553,921         7,481,471
                                                                =========       =========         =========         =========
